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EXHIBIT 99.

                      Agreement to Serve as Rights Agent


     SBS Technologies, Inc., a New Mexico corporation ("Company"), and Norwest Bank Minnesota, NA ("Norwest"), agree as follows:

     RECITALS:

          A. Company has entered into a Shareholder Rights Agreement dated September 15, 1997.

          B. Company appointed First Security Bank, Salt Lake City, Utah to serve as Rights Agent pursuant to that agreement.

          C. First Security Bank has resigned as Rights Agent as of December 31, 1997.

          D. Company wishes to appoint a successor to serve in that capacity on behalf of the Company.

     APPOINTMENT.

          Pursuant to Section 21 of the Shareholder Rights Agreement, Company may and hereby does appoint Norwest Bank Minnesota, NA as successor Rights Agent, effective upon the signing of this Agreement to Serve as Rights Agent.

     ACCEPTANCE.

          Effective with the signing of this Agreement to Serve as Rights Agent, Norwest accepts appointment to serve as Successor Rights Agent and agrees to abide by the terms of the Shareholder Rights Agreement.

Dated: January 1, 1998


                                      SBS Technologies


                                      By: /s/ James E. Dixon
                                         --------------------------------

                                      Its: VICE PRESIDENT
                                           FINANCE & ADMINISTRATION
                                          -------------------------------


                                      Norwest Bank Minnesota, NA


                                      By: Karri L. VanDell
                                         --------------------------------
                                      Its: Officer, Shareowner Services